   Exhibit 5.1

April 7, 2009

Novell, Inc.
404 Wyman Street, Suite 500
Waltham, MA 02451

RE:    Novell, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to Novell, Inc., a Delaware corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the offering of up to 45,000,000 shares of common stock, par value $0.10 per share, of the Company (the “Shares”), which may be issued pursuant to the Novell, Inc. 2009 Omnibus Incentive Plan (the “Plan”).

In connection with this opinion letter, we have examined the Registration Statement, the Restated Certificate of Incorporation and By-Laws, both as amended and restated to date, of the Company, and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.

We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.

Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and, when issued and delivered by the Company in accordance with the terms of the Plan, will be validly issued, fully paid and non-assessable.

The opinions expressed herein are limited to the Delaware General Corporation Law.

We hereby consent to the use of this opinion as Exhibit 5.1 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP